[LETTERHEAD OF THACHER PROFFITT & WOOD]





                                                 November 25, 1998



To the Addressees listed
  in Schedule A hereto


                  Opinion: Registration Statement
                  12% First Priority Exchange Ship Mortgage Notes Due 2005 Registration Statement On Form F-4
                  --------------------------------------------------------

Ladies and Gentlemen:

         We are counsel to Millenium Seacarriers, Inc. (the "Company") and its wholly owned subsidiaries, Millenium II, Inc., Millenium III, Inc., Millenium IV, Inc., Millenium V, Inc., Millenium VI, Inc., Millenium VII, Inc., Millenium Aleksander, Inc., Millenium Elmar, Inc., Millenium Yama, Inc., Millenium Amethyst, Inc. and Millenium Majestic, Inc. (collectively with the Company, the "Cayman Companies"), Oakmont Shipping and Trading Limited, Rapid Ocean Carriers Inc. and Ivy Navigation Ltd. (collectively, the "Liberian Companies"), and Topscale Shipping Company Limited and Conifer Shipping Company Limited (together, the "Cypriot Companies"; collectively with the Cayman Companies and the Liberian Companies, the "Registrants"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Company's First Priority Ship Mortgage Exchange Notes Due 2005 (the "Exchange Notes"), and the related preparation and filing of a Registration Statement on Form F-4 (the "Registration Statement") under the 1933 Act. The Exchange Notes will be issued and delivered under the Indenture, dated as of July 15, 1998 (the "Indenture"), between the Registrants and The First National Bank of Maryland as trustee (the "Trustee"), in exchange for identical notes issued and delivered under the Indenture on July 24, 1998 (the "Existing Notes"). The Indenture is substantially in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Items 601(b)(5) and 601(b)(8) of Regulation S-K under the 1933 Act.

         In rendering this opinion letter, we have examined the documents described above, the



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November 25, 1998                                                         Page 2

Certificates of the Registrants (the "Certificates") and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents and (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates. With respect to the assumptions in foregoing clauses (ii) and (iii) relating to the Cayman Companies and the Cypriot Companies, the Registrants have filed as an Exhibit to the Registration Statement the opinion letter of Maples and Calder with respect to matters of Cayman Islands law (the "Cayman Law Opinion Letter"), and the opinion letter of Andreas P. Demetriades & Associates with respect to matters of Cypriot law (the "Cypriot Law Opinion Letter"), in which opinion letters those assumptions are addressed.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures and waiving objections to venue and forum, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement which purport or are construed to provide indemnification with respect to securities law violations. However, the non- enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, including without limitation the obligation of the Company under the Indenture to pay interest at the rate of 12% per year to holders of the Notes, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering the opinions below, we have relied upon the representations of the Registrants



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November 25, 1998                                                         Page 3

contained in the Certificates stating that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal law of the United States, the laws of the State of New York and, only as to the opinions rendered in paragraphs 1 and 2 below, the law of the Republic of Liberia. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Indenture has been duly authorized, executed and delivered by the Liberian Companies and, assuming the necessary authorization, execution and delivery thereof by the Cayman Companies and the Cypriot Companies, which assumptions are addressed in the Cayman Islands Law Opinion Letter and the Cypriot Law Opinion Letter, and by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Liberian Companies in accordance with its terms.

         2. The Existing Notes have been duly authorized, executed and delivered in accordance with the Indenture and are legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture. The Exchange Notes, upon the issuance and delivery thereof in exchange for the Existing Notes pursuant to and in accordance with the Indenture, will have been duly authorized, executed and delivered in accordance with the Indenture and will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture.

         3. The description of federal income tax consequences appearing under the heading "Material United States Federal Income Tax Consequences" in the prospectus contained in the Registration Statement represents the opinion of Thacher Proffitt & Wood insofar as it relates to matters of law and legal conclusions and, while not purporting to discuss all possible federal income tax consequences of an investment in the Exchange Notes, is accurate with respect to those tax consequences which are discussed.




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November 25, 1998                                                         Page 4


         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and "Material United States Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of Section 11 the 1933 Act, or "persons" within the meaning of Section 11(a)(4) thereof with respect to any portion of the Registration Statement including this Exhibit.

                                         Very truly yours,

                                         THACHER PROFFITT & WOOD

                                         By /s/ Francis X. Sulger




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                                   SCHEDULE A


Millenium Seacarriers, Inc.
Oakmont Shipping & Trading Limited
Millenium II, Inc.
Rapid Ocean Carriers Inc.
Millenium III, Inc.
Ivy Navigation Ltd.
Millenium IV, Inc.
Topscale Shipping Company Limited
Millenium V, Inc.
Conifer Shipping Company Limited
Millenium VI, Inc.
Millenium Aleksander, Inc.
Millenium VII, Inc.
Millenium Elmar, Inc.
Millenium Yama, Inc
Millenium Amethyst, Inc.
Millenium Majestic, Inc.